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                                                                    EXHIBIT 3.14


                               4260848 CANADA INC.

                               (the "Corporation")

                                   BY-LAW ONE


                     MEETINGS OF SHAREHOLDERS AND DIRECTORS


ARTICLE 1. MEETINGS OF SHAREHOLDERS.

         1.1. Place, Time and Notice. Meetings of shareholders of the Corporation shall be held at the registered office of the Corporation or at such other place and at such time as the Board of Directors, the Chief Executive Officer or the President may determine, from time to time.

                  If the Corporation is not a distributing corporation, notice of any meeting of shareholders shall be given to all entitled thereto within a period of not less than seven days prior to the time fixed for such meeting.


         1.2. Electronic Meetings. If the directors or the shareholders of the Corporation call a meeting of shareholders pursuant to the laws governing the Corporation, those directors or shareholders, as the case may be, may determine that the meeting shall be held (in accordance with the regulations, if any, governing the Corporation) entirely by means of telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting.

         1.3. Chairman. Subject to the provisions of any resolution of the Board of Directors, the Chairman of the Board or, in his absence or inability or refusal or failure to act, a Vice-Chairman of the Board or, in his absence or inability or refusal or failure to act, the President or, in his absence or inability or refusal or failure to act, the Vice-President or, if there be more than one Vice-President, that one of them who may have been designated for the purpose by the Board of Directors, shall preside at all meetings of shareholders. All of the foregoing officers may attend such meetings but no Vice-President shall act as chairman if the Board of Directors shall have determined that he shall not so act. If all of the foregoing officers be absent or unable or refuse or fail to act, the persons present may choose a chairman.

         1.4. Quorum. The holder or holders of not less than fifty-one per cent of the outstanding shares of the Corporation carrying voting rights at the meeting, present in person or represented by proxy or by an authorized representative, shall constitute a quorum.




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ARTICLE 2.    MEETINGS OF DIRECTORS.

         2.1. Place, Time and Notice. Immediately after the annual meeting of shareholders in each year, a meeting of such of the newly elected directors as are then present may be held, provided that they shall constitute a quorum, without notice, for the appointment of officers of the Corporation and the transaction of such other business as may come before the meeting.

                  Subject to the provisions of any resolution of the Board of Directors, meetings of the Board of Directors may be called at any time by the Chairman of the Board or a Vice-Chairman of the Board or the President or any Vice-President who is a director or any two directors and notice of the time and place for holding any meeting of the Board of Directors shall be given at least twenty-four hours prior to the time fixed for the meeting. Any meeting so called may be held at the registered office of the Corporation or any other place which shall have been fixed by the Board of Directors.

         2.2. Chairman. Subject to the provisions of any resolution of the Board of Directors, the Chairman of the Board or, in his absence or inability or refusal or failure to act, any Vice-Chairman of the Board or, in his absence or inability or refusal or failure to act, the President or, in his absence or inability or refusal or failure to act, the Vice-President or, if there be more than one Vice-President, that one of them who may have been designated for the purpose by the Board of Directors, shall preside at all meetings of the Board of Directors; provided that neither the President nor any Vice-President shall so act unless he is a director. If all of the foregoing officers be absent or unable or refuse or fail to act, the directors present may choose a chairman from among their number. The chairman at any meeting of directors may vote as a director.

         2.3. Quorum. Except where the Corporation has only one director, the Board of Directors may, from time to time, fix by resolution the quorum for meetings of the Board of Directors but until otherwise fixed a majority of directors in office, from time to time, shall constitute a quorum.


                  Enacted November 10th, 2004.
                  Witness the signatures of the President and the Secretary of the Corporation



                              /s/ DAYLE M. BRANDS
                              --------------------
                                   President

                              /s/ Carole Beausepeur
                              --------------------
                                   Secretary

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                               4260848 CANADA INC.

                               (the "Corporation")


                           ADMINISTRATIVE RESOLUTIONS


1.       SHARE CERTIFICATES

         Share certificates issued by the Corporation shall bear the signature of at least one director or officer of the Corporation.


2.       CORPORATE SEAL

         The Corporation may have a corporate seal. Any director or officer of the Corporation or any agent of the Corporation designated by any such director or officer shall have authority to affix the corporate seal to any document.


3.       FINANCIAL PERIOD

         The financial period of the Corporation shall end on December 31 in each year.


4.       CONTRACTS

         All contracts, agreements, deeds, documents, engagements. bonds, debentures and other instruments requiring execution by the Corporation may be signed on behalf of the Corporation by any two directors or officers of the Corporation or any director acting together with any officer of the Corporation or as the Board of Directors may otherwise authorize from time to time. Any such authorization may be general or confined to specific instances.


5.       AUTHORIZATION

         Any director or officer of the Corporation or any other person nominated for the purpose by any director or officer of the Corporation is authorized and empowered to appear and make answer for, on behalf of and in the name of the Corporation to all writs, orders and interrogatories upon articulated facts issued out of any court and to declare for, on behalf of and in the name of the Corporation any answer to writs of seizure by way of garnishment and orders to show cause in which the Corporation is garnishee; and each of said directors, officers and persons is authorized and empowered to make all affidavits and sworn declarations in connection therewith or in connection with any and all judicial proceedings to which the Corporation is a party and to make demands of abandonment or petitions for winding up or bankruptcy orders








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upon any debtor of the Corporation and to attend and vote at all meetings of creditors of the Corporation's debtors and grant proxies in connection therewith; and any one of said directors, officers or persons is authorized to appoint by general or special power or powers of attorney any person or persons, including any person or persons other than those directors, officers and persons hereinbefore mentioned, as attorney or attorneys for the Corporation to do any of the foregoing things.


                      OFFICERS - TITLES, POWERS AND DUTIES

         The officers of the Corporation and their respective titles, powers and duties shall be as follows:-

         6.1. Officers. The officers of the Corporation shall be a President and a Secretary who shall be appointed by the Board of Directors. The Board of Directors may also appoint, at any time and from time to time, as officers, a Chairman of the Board, one or more Vice-Chairmen of the Board, one or more Vice-Presidents, a Treasurer, one or more Assistant-Secretaries, one or more Assistant-Treasurers, a Comptroller and such other officers as the Board of Directors may, from time to time, deem expedient. All officers shall respectively perform such duties, in addition to those specified in the by-laws of the Corporation and in this resolution, as shall, from time to time, be prescribed by the Board of Directors. The same person may hold more than one office and none of such officers of the Corporation, except the Chairman of the Board and any Vice-Chairman of the Board, need be a director of the Corporation.

         6.2. Chairman and Vice-Chairman of the Board. The Chairman of the Board shall have the powers and duties conferred upon him by the by-laws of the Corporation and such other powers and duties as the Board of Directors may determine from time to time. A Vice-Chairman of the Board shall possess the powers of the Chairman of the Board in the absence or inability or refusal or failure to act of the Chairman of the Board and, if a Vice-Chairman of the Board exercises any of the powers and duties of the Chairman of the Board, the absence or inability or refusal or failure to act of the Chairman of the Board shall be presumed.

         6.3. President. The President shall have the powers and duties conferred upon him by the by-laws of the Corporation and by this resolution and such other powers and duties as the Board of Directors may determine from time to time. Unless some other person is appointed as Chief Executive Officer, the President shall be the Chief Executive Officer and, as such, shall exercise a general control of and supervision over the affairs and business of the Corporation, except to the extent that the Board of Directors shall otherwise determine.

         6.4. Vice-President or Vice-Presidents. A Vice-president shall have the powers and duties conferred upon him by the by-laws of the Corporation and this resolution and such other powers and duties as the Chief Executive Officer or the President or the Board of Directors may determine from time to time. In the absence or inability or refusal or failure to act of the President, the Vice-President or, if there be more than one, each of the Vice-Presidents





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shall have the powers and duties of the President and, if any such
Vice-President exercises any of the powers and duties of the President, the absence or inability or refusal or failure to act of the President shall be presumed; provided, however, that if there be more than one Vice-President, the extent and the conditions upon which each of them shall have the powers and duties of the President shall be subject to any determination theretofore made by the Board of Directors.

         6.5. Secretary and Assistant-Secretaries. The Secretary shall attend to the giving and service of all notices of the Corporation and shall keep the minutes of all meetings of the shareholders and of the Board of Directors in a book or books to be kept for that purpose. He shall have charge of the records of the Corporation and such other books and papers as the Chief Executive Officer, the President or the Board of Directors may direct. He shall be responsible for the keeping and filing of all books, reports, certificates and other documents required by law to be kept and filed by the Corporation and not required to be kept by some other officer or agent of the Corporation. He shall perform all the acts incidental to the office of Secretary subject to the control of the Chief Executive Officer, the President or the Board of Directors and shall have such other powers and duties as the Chief Executive Officer, the President or the Board of Directors may determine from time to time. Assistant-Secretaries may perform any of the duties of the Secretary delegated to them, from time to time, by the Board of Directors, the Chief Executive Officer, the President or the Secretary.

         6.6. Treasurer and Assistant-Treasurers. The Treasurer shall have general charge of the finances of the Corporation. He shall render to the Board of Directors, whenever directed by the Board of Directors, an account of the financial condition of the Corporation and of all his transactions as Treasurer; and, as soon as possible after the close of each financial year or other period designated by the Board of Directors, he shall make and submit to the Board of Directors a like report for such financial year or other period. He shall have charge and custody of and be responsible for the keeping of the accounting records required to be kept pursuant to the laws governing the Corporation. He shall perform all the acts incidental to the office of Treasurer subject to the control of the Chief Executive Officer, the President or the Board of Directors and shall have such other powers and duties as the Chief Executive Officer, the President or the Board of Directors may determine from time to time. Assistant-Treasurers may perform any of the duties of the Treasurer delegated to them, from time to time, by the Board of Directors, the Chief Executive Officer, the President or the Treasurer.

         6.7. Removal. The Board of Directors may remove and discharge any or all of the officers or employees of the Corporation, either with or without cause, and appoint others in their place or places. Any officer or employee of the Corporation, other than the Chairman or a Vice-Chairman of the Board or the President, may also be removed and discharged, either with or without cause, by the Chief Executive Officer.


7.       NUMBER OF DIRECTORS

         The number of directors of the Corporation shall be one.



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8.       ACTION BY SOLE DIRECTOR

         Wherever in the Administrative Resolutions of the Corporation action may be or is required to be taken by the Board of Directors of the Corporation or any two directors or officers of the Corporation, such action may be taken by the sole director of the Corporation should the Corporation have only one director.


         Passed by the sole director on November 10th, 2004.